Exhibit 5.1

São Paulo, January 14, 2022.

Braskem S.A.
Rua Lemos Monteiro, 120, 24th floor
São Paulo, SP 05501-050
Brazil

Re.:    Braskem S.A.
Ladies and Gentlemen,
1. We are acting as Brazilian special counsel to Braskem S.A (“Company”) in connection with the preparation and filing by the Company of an automatic shelf registration statement, pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 with the United States Securities and Exchange Commission (the “Registration Statement”), with respect to potential offerings of common shares and class A preferred shares of the Company (such common shares and class A preferred shares, collectively, the “Shares”), that may each be represented by in the form of American depositary shares.
2. We have not undertaken any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of Brazilian law as effective on the date hereof, and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares and is not to be relied upon in respect of any other matter.
3. For the purposes of giving this opinion we have examined or relied upon: (a) an electronic copy of the Registration Statement filed with the United States Securities and Exchange Commission as of the date hereof; and (b) a copy of the Company’s bylaws as in effect on the date hereof.
4. In giving this opinion, we have assumed: (a) without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents we have examined; (b) that the Registration Statement and any amendments or supplements thereto (including any of the documents incorporated by reference therein) will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement; (c) the Shares will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; (d) that the selling shareholders, if the case may be, will authorize the offering of the Shares, and that will take any other appropriate corporate action; (e) that all factual representations made in documents reviewed by us are accurate and complete and we have not carried out an independent investigation in respect of such factual matters; and (f) that, except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein. We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

Exhibit 5.1

5. Based on the above assumptions and subject to the qualifications set out below, we are of the opinion that:
a)    the Company is a corporation duly organized, validly existing and in good standing under the laws of Brazil;
b)    in the event of a primary offering, upon the due authorization and issuance of the Shares as issued, and payment of the consideration therefor in the manner described in and pursuant to the prospectus of the Company and the Registration Statement on Form F-3 such Shares shall be duly authorized, duly and validly issued, fully-paid and non-assessable; and
c)    in the event of a secondary offering, when transferred by a selling shareholder, the transfer thereof recorded in the register of members of the Company and paid for as described in the Registration Statement, any corresponding prospectus supplement and any underwriting agreement, the Shares will remain legally issued, fully paid and non-assessable.
6. We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the caption “Validity of Securities” and “Enforcement of Civil Liabilities.” In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
7. This letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein, as specified above, of any developments or circumstances of any kind, including any change of law or fact that may occur after the date of this letter, even if any such development, circumstance or change may affect our legal analysis, legal conclusions, or any other matters set forth in or relating to this letter.
8. This opinion will be governed by and construed in accordance with the laws of Brazil as in effect on the date hereof.
Very truly yours,
/s/ BARBOSA MÜSSNICH ARAGÃO ADVOGADOS
BARBOSA MÜSSNICH ARAGÃO ADVOGADOS
2